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                                                                    EXHIBIT 4.12

                         FORM OF STOCK OPTION AGREEMENT
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     THIS AGREEMENT, dated as of the 16th day of August, 1995 and entered into by Jackson Products, Inc. (the "Company"), and ____________________ (the "Participant"),

                                WITNESSETH THAT:
                                ---------------

     WHEREAS, the Company maintains the 1995 Jackson Management Stock Option Plan; and

     WHEREAS, the terms of such stock option plan are contained in the 1995 Jackson Management Stock Option Plan, dated as of August 16, 1995, (the "Plan"), attached hereto, which terms are incorporated herein by reference; and

     WHEREAS, the Participant has received, reviewed and agreed to be bound by the terms of the Plan; and

     WHEREAS, the Participant has been selected by the Board of Directors of the Company (the "Board") to receive an award under the Plan; and

     WHEREAS, to the extent not specified in the Plan, the terms of the award have been determined by the Board and are set forth in this Agreement;

     NOW THEREFORE, IT IS AGREED as follows:

     1.   Award; Option Price.  The Participant is hereby awarded a nonqualified
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Stock Option to purchase _____ shares of the Company's Common Stock, no par value (the "Common Stock"). The Option Price of each share of Common Stock subject to the Stock Option shall be $100.00.

     2.   Forfeitures.   The Stock Option shall only be exercisable if earned
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and vested in accordance with paragraphs 4(c), (d) and (e) of the Plan.
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     3.   Exercise.  Subject to the terms of this Agreement and the Plan, the
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Stock Option may be exercised in accordance with the following:

     (a) To the extent that it is exercisable, the Stock Option may be exercised in whole or in part at any time prior to the Expiration Date (as defined in paragraph 4); provided, however, that, the Stock Option may only be exercised with respect to whole shares of Common Stock.

     (b) Subject to paragraph 11(f) of the Plan, payment of the Option Price (and the amount of any required taxes) may be made by cash, check, or by the delivery of shares of
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          Common Stock having a Market Price equal to the aggregate Option Price
          (and the amount of any required taxes).

     4.   Expiration Date.  For purposes of this Agreement, the "Expiration
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Date" shall be the close of business on the earliest of the following dates (or if such date is not a business day, the last business day preceding such date):

     (a)  the date which is ten years from date of grant;

     (b) the date which is 90 days from the effective date of termination employment; or

     (c) the date which is one year after the Participant's employment is terminated with the Company and its subsidiaries is due to death or disability.

     5.   Nontransferability of Award.  The Stock Option is personal and no
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rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process and the Stock Option shall be exercisable, during the lifetime of the Participant, only by the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Stock Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Stock Option or such rights, the Stock Option and such rights shall, at the election of the Company, become null and void. Any transfer of shares of Common Stock issued upon exercise of the Stock Option shall be subject to the restrictions contained in the Stockholders Agreement, dated, August 16, 1995 among the Company and certain investors in the Company.

     6.   Investment Representations.  The Company may require the Participant,
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as a condition of exercising the Stock Option, (i) to give written assurance in form and substance satisfactory to the Company to the effect that the Participant is acquiring the shares subject to the Stock Option for his or her own account, for investment and not with any present intention of selling or otherwise distributing the same and (ii) to execute or join the Company Agreements.

     7.   Defined Terms; Terms of Plan.  Unless the context clearly indicates
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otherwise, defined terms as used in this Agreement shall have the same meaning as ascribed to those terms under the Plan. Notwithstanding any other provision of this Agreement, the terms of the Plan shall govern and the Stock Option shall be subject, in all respects, to the terms and conditions of the Plan. This Option, and any shares of Common Stock issuable upon exercise of this Option, will be subject to the Company Agreements.

     8.     LITIGATION.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED
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AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT
NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF NEW YORK, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN
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JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON.  SUBJECT TO SECTION 9, THE
                                                              ---------
PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURTS IN NEW YORK. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN
                      --------------------
THIS SECTION 8 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT
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OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO
ENFORCE SAME IN ANY OTHER JURISDICTION.

      9.  ARBITRATION.  THE PARTIES HERETO AGREE THAT ANY DISPUTE BETWEEN OR
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AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT,
ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF
CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES
OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, SHALL BE SETTLED BY FINAL, BINDING AND NON-APPEALABLE ARBITRATION IN NEW YORK, NEW YORK BY THREE ARBITRATORS. EXCEPT
AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 9, THE ARBITRATION SHALL BE
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CONDUCTED IN ACCORDANCE WITH THE VOLUNTARY LABOR ARBITRATION RULES OF THE
AMERICAN ARBITRATION ASSOCIATION (THE "ASSOCIATION") THEN IN EFFECT. ONE OF THE ARBITRATORS SHALL BE APPOINTED BY THE COMPANY, ONE SHALL BE APPOINTED BY THE PARTICIPANT, AND THE THIRD SHALL BE APPOINTED BY THE FIRST TWO ARBITRATORS. IF THE FIRST TWO ARBITRATORS CANNOT AGREE ON THE THIRD ARBITRATOR WITHIN 60 DAYS OF THE APPOINTMENT OF THE SECOND ARBITRATOR, THEN THE THIRD ARBITRATOR SHALL BE APPOINTED BY THE ASSOCIATION. UPON THE CONCLUSION OF ARBITRATION, THE PARTICIPANT OR THE COMPANY MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN
SECTION 8 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.  IN CONNECTION
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WITH THE FOREGOING, THE PARTIES AFTER CONSULTING COUNSEL HEREBY WAIVE ANY RIGHTS
TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT.

     10.  Counterparts.  This Agreement may be exercised in counterparts.
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     IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written.


                                   JACKSON PRODUCTS, INC.


                                   By
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                                     Its
                                        -------------------------------


                                   ------------------------------------
                                   PARTICIPANT